UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

    On March 30, 2022, Cardinal Ethanol, LLC (the "Company") and its primary lender, First National Bank of Omaha (the "Bank"), executed an Eighteenth Amendment of First Amended and Restated Construction Loan Agreement, to be effective as of February 28, 2022, which amends the First Amended and Restated Construction Loan Agreement dated June 10, 2013 (the "Amendment"). The primary purposes of the Amendment are to provide additional financing to fund the construction and installation of a system to produce high protein feed at the plant and extend the termination date of the Revolving Credit Loan to February 28, 2023.

The Amendment increases the maximum availability of the Declining Revolving Credit Loan from $5,000,000 to $36,000,000 and provides for an interest rate based on the prime rate minus five basis points (.05%) subject to a floor of 2.85%. The Company will be required to make monthly interest payments on the Declining Revolving Credit Loan during the draw period. The principal balance of the Declining Revolving Credit Loan is expected to be converted to term debt on or before February 1, 2024, to be repaid in 60 equal monthly installments based on a ten year amortization period. In addition, the Company will be required to make mandatory annual prepayments on the term debt within 120 days following the end of each fiscal year beginning with the fiscal year ended September 30, 2024. The annual prepayment will be in the amount of the lesser of 40% of Excess Cash Flow (as defined in the Amendment) or $7,200,000, up to an aggregate amount paid of $18,000,000.

The financing is secured by a mortgage on all of the Company's real property and a security interest in all other assets, both tangible and intangible. In connection with the Amendment, Cardinal executed a Fourth Amended and Restated Declining Revolving Credit Note and a Fourth Amendment of First Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement. In addition, Cardinal Ethanol Export Sales, Inc. executed a Guaranty and a Security Agreement in order to guarantee the Company's obligations to the Bank and give a security interest in any assets owned by Cardinal Ethanol Export Sales, Inc. Cardinal Ethanol Export Sales, Inc. is a wholly owned subsidiary of the Company.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.    Description

99.1	Eighteenth Amendment of First Amended and Restated Construction Loan Agreement with First National Bank of Omaha
99.2	Security Agreement with First National Bank of Omaha
99.3	Fourth Amended and Restated Declining Revolving Credit Note
99.4	Guaranty - First National Bank of Omaha
99.5	Fourth Amendment of First Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: March 31, 2022	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)